EXHIBIT 99

EMC INSURANCE GROUP INC. REPORTS

RECORD 2006 THIRD QUARTER RESULTS

Third Quarter 2006

Net Income Per Share -- $0.80

Net Operating Income Per Share -- $0.85

GAAP Combined Ratio – 94.4%

DES MOINES, Iowa (October 26, 2006) - EMC Insurance Group Inc. (Nasdaq/NGS:EMCI) today reported record third quarter operating income of $11,638,000 ($0.85 per share) for the third quarter ended September 30, 2006 compared to operating income of $7,559,000 ($0.56 per share) for the third quarter of 20051. For the nine month period ended September 30, 2006, operating income was a record $40,095,000 ($2.93 per share) compared to $22,207,000 ($1.63 per share) for the same period in 2005. Net income, including realized investment gains/losses, was $10,974,000 ($0.80 per share) for the third quarter of 2006 compared to $8,329,000 ($0.61 per share) for the third quarter of 2005. For the nine month period ended September 30, 2006, net income was $42,053,000 ($3.07 per share) compared to $23,992,000 ($1.76 per share) for the same period in 2005.

“We are pleased to report another record-breaking quarter,” stated President and CEO Bruce G. Kelley. “We have a solid book of business and we continue to benefit from favorable development on prior years’ reserves. Fortunately, the predictions of an active hurricane season have not materialized.” Over the last decade, third quarter catastrophe and storm losses have averaged $0.31 per share after tax. For the third quarter of 2006, catastrophe and storm losses totaled $6,033,000 ($0.29 per share after tax) compared to $14,402,000 ($0.69 per share after tax) for the same period in 2005. For the nine month period ended September 30, 2006 catastrophe and storm losses totaled $12,935,000 ($0.61 per share after tax) compared to $23,008,000 ($1.10 per share after tax) for the same period in 2005.

Premiums earned decreased 8.0 percent to $95,149,000 for the third quarter of 2006 from $103,414,000 for the same period in 2005. For the nine month period ended September 30, 2006, premiums earned decreased 6.5 percent to $288,860,000 from $308,911,000 for the same period in 2005. The majority of the decrease in premiums earned is attributed to the reinsurance segment and is associated with Employers Mutual Casualty Company’s previously announced reduced participation in the Mutual Reinsurance Bureau (MRB) pool and the previously announced changes to the quota share agreement with Employers Mutual. The property and casualty insurance segment also experienced a slight decline in premiums earned in the third quarter and first nine months of 2006. On an overall basis, rate competition continued to increase moderately in the property and casualty insurance marketplace during the third quarter of 2006 and management expects market conditions to remain competitive for the remainder of the year. Consequently, the Company’s overall rate level is expected to decline moderately during 2006.

Investment income increased 10.1 percent to $11,641,000 for the third quarter of 2006 from $10,573,000 for the same period in 2005. For the nine month period ended September 30, 2006, investment income increased 17.1 percent to $34,788,000 from $29,705,000 for the same period in 2005. These increases are primarily attributed to the fact that the cash received from Employers Mutual in the first quarter of 2005 in connection with the change in pool participation has been fully invested.

During the third quarter of 2006 the Company recognized $681,000 of other-than-temporary investment impairment losses in its equity portfolio. These impairment losses were recognized because the Company’s outside equity manager has indicated that they would likely sell several securities that were in an unrealized loss position before they recovered to their cost basis.

As noted in the Company’s October 18, 2006 press release, the Company experienced $5,700,000 ($3,705,000 or $0.27 per share after tax) of favorable development on prior years’ direct case loss reserves stemming from final settlements of claims in the third quarter of 2006. However, in the financial information contained in this earnings release the Company is reporting $13,025,000 of favorable development on prior years’ reserves in the property and casualty insurance segment for the third quarter of 2006. The reported amount of favorable development includes $5,360,000 of favorable development resulting from an adjustment in the factors utilized to allocate the property and casualty insurance segment’s incurred but not reported (IBNR) reserve by accident year. The adjustment in the IBNR accident year allocation factors was initially implemented in the first quarter of 2006, and was continued in the second quarter, but at a lesser extent, to better match the expected development of claims that occurred in prior accident years with the allocation of the IBNR reserve to those prior accident years. The adjustment in the IBNR accident year allocation factors was eliminated at September 30, 2006 and therefore did not have an impact on the amount of favorable development reported for the nine months ended September 30, 2006. The adjustment in the IBNR accident year allocation factors resulted in $10,752,000 of adverse development on prior years’ reserves being reported in the first quarter of 2006, followed by $5,392,000 of favorable development being reported in the second quarter and $5,360,000 of favorable development being reported in the third quarter. It is important to note that the adjustment in IBNR factors did not have any impact on the net income amounts reported for the first three quarters of 2006. The only impact of this adjustment was that a greater amount of the March 31 and June 30, 2006 IBNR reserve was allocated to prior accident years, with a corresponding smaller amount allocated to the current accident year.

The Company’s GAAP combined ratio was 94.4 percent in the third quarter of 2006 compared to 100.1 percent in the third quarter of 2005. For the nine months ended September 30, 2006, the Company’s GAAP combined ratio was 91.6 percent compared to 99.6 percent for the same period in 2005.

At September 30, 2006, consolidated assets totaled $1.2 billion, including $.96 billion in the investment portfolio; stockholders’ equity was $299.8 million; and net book value of the Company’s stock was $21.83 per share, an increase of 13.7 percent from $19.20 per share at December 31, 2005.

The Company will host an earnings call in conjunction with today’s release. The teleconference will begin at 11:00 a.m. eastern daylight time, October 26, 2006. Dial-in information for the call is toll-free 1-800-695-2032; passcode 23810719. The event will be archived and available for digital replay through November 2, 2006. The replay access information is toll-free 1-888-286-8010; passcode 71111223. A webcast of the teleconference will be presented by Thomson Financial and can be accessed at http://my.ccbn.com or from the Company’s investor relations page at www.emcinsurance.com. The archived webcast will be available for one year. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide based on premium volume. For more information, visit our website www.emcinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; the adequacy of loss and settlement expense reserves; state and federal legislation and regulations; changes in our industry, interest rates or the performance of financial markets and the general economy; rating agency actions and other risks and uncertainties inherent to the Company’s business. Management intends to identify forward-looking statements when using the words “believe”, “expect”, “anticipate”, “estimate”, or similar expressions. You should not place undue reliance on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, we have provided a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income in the Consolidated Statements of Income schedule contained in this release. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

CONSOLIDATED STATEMENT OF INCOME – UNAUDITED

	Property and
	Casualty		Parent
Quarter Ended September 30, 2006	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 79,792,950	$ 15,356,446	$ -	$ 95,149,396
Investment income, net	8,499,258	3,057,137	84,945	11,641,340
Other income	116,146	(16,834)	-	99,312
	88,408,354	18,396,749	84,945	106,890,048
Losses and expenses:
Losses and settlement expenses	45,901,226	9,938,110	-	55,839,336
Dividends to policyholders	3,885,873	-	-	3,885,873
Amortization of deferred policy acquisition costs	16,905,350	2,881,135	-	19,786,485
Other underwriting expenses	9,485,646	810,075	-	10,295,721
Interest expense	193,125	84,975	-	278,100
Other expenses	157,291	95,907	201,727	454,925
	76,528,511	13,810,202	201,727	90,540,440
Operating income (loss) before income taxes	11,879,843	4,586,547	(116,782)	16,349,608
Realized investment losses	(450,551)	(570,826)	-	(1,021,377)
Income (loss) before income taxes	11,429,292	4,015,721	(116,782)	15,328,231
Income tax expense (benefit):
Current	3,539,368	1,035,902	(39,979)	4,535,291
Deferred	(156,674)	(24,850)	-	(181,524)
	3,382,694	1,011,052	(39,979)	4,353,767
Net income (loss)	$ 8,046,598	$ 3,004,669	$ (76,803)	$ 10,974,464
Average shares outstanding				13,730,067
Per Share Data:
Net income (loss) per share - basic and diluted	$ 0.59	$ 0.22	$ (0.01)	$ 0.80
Decrease in provision for
insured events of prior years (after tax)	$ 0.62	$ 0.19	$ -	$ 0.81
Catastrophe and storm losses (after tax)	$ (0.29)	$ -	$ -	$ (0.29)
Dividends per share				$ 0.16
Other Information of Interest:
Written Premium	$ 96,973,170	$ 14,918,600	$ -	$ 111,891,770
Decrease in provision for
insured events of prior years	$ (13,024,663)	$ (4,077,737)	$ -	$ (17,102,400)
Catastrophe and storm losses	$ 5,981,133	$ 52,327	$ -	$ 6,033,460
GAAP Combined Ratio:
Loss ratio	57.5%	64.7%	-	58.7%
Expense ratio	38.0%	24.1%	-	35.7%
	95.5%	88.8%	-	94.4%

	Property and
	Casualty		Parent
Quarter Ended September 30, 2005	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 79,810,370	$ 23,603,919	$ -	$ 103,414,289
Investment income, net	7,718,777	2,806,335	48,106	10,573,218
Other income	150,022	-	-	150,022
	87,679,169	26,410,254	48,106	114,137,529
Losses and expenses:
Losses and settlement expenses	53,698,678	15,892,060	-	69,590,738
Dividends to policyholders	2,414,677	-	-	2,414,677
Amortization of deferred policy acquisition costs	17,008,632	4,540,691	-	21,549,323
Other underwriting expenses	8,067,446	1,871,146	-	9,938,592
Interest expense	193,125	84,975	-	278,100
Other expenses	191,483	-	148,349	339,832
	81,574,041	22,388,872	148,349	104,111,262
Operating income (loss) before income taxes	6,105,128	4,021,382	(100,243)	10,026,267
Realized investment gains	1,118,975	65,974	-	1,184,949
Income (loss) before income taxes	7,224,103	4,087,356	(100,243)	11,211,216
Income tax expense (benefit):
Current	2,050,209	1,567,701	(34,798)	3,583,112
Deferred	(122,216)	(578,401)	-	(700,617)
	1,927,993	989,300	(34,798)	2,882,495
Net income (loss)	$ 5,296,110	$ 3,098,056	$ (65,445)	$ 8,328,721
Average shares outstanding				13,609,562
Per Share Data:
Net income (loss) per share - basic and diluted	$ 0.39	$ 0.23	$ (0.01)	$ 0.61
Decrease in provision for
insured events of prior years (after tax)	$ 0.23	$ 0.01	$ -	$ 0.24
Catastrophe and storm losses (after tax)	$ (0.56)	$ (0.13)	$ -	$ (0.69)
Dividends per share				$ 0.15
Other Information of Interest:
Written Premium	$ 95,774,591	$ 23,892,322	$ -	$ 119,666,913
Decrease in provision for
insured events of prior years	$ (4,772,990)	$ (339,822)	$ -	$ (5,112,812)
Catastrophe and storm losses	$ 11,582,361	$ 2,820,052	$ -	$ 14,402,413
GAAP Combined Ratio:
Loss ratio	67.3%	67.3%	-	67.3%
Expense ratio	34.4%	27.2%	-	32.8%
	101.7%	94.5%	-	100.1%

	Property and
	Casualty		Parent
Nine Months Ended September 30, 2006	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 237,431,066	$ 51,428,449	$ -	$ 288,859,515
Investment income, net	25,591,445	9,002,859	193,909	34,788,213
Other income	432,205	-	-	432,205
	263,454,716	60,431,308	193,909	324,079,933
Losses and expenses:
Losses and settlement expenses	128,506,699	35,862,464	-	164,369,163
Dividends to policyholders	6,617,016	-	-	6,617,016
Amortization of deferred policy acquisition costs	53,599,818	10,178,217	-	63,778,035
Other underwriting expenses	28,297,689	1,669,227	-	29,966,916
Interest expense	579,375	254,925	-	834,300
Other expenses	883,876	95,907	553,595	1,533,378
	218,484,473	48,060,740	553,595	267,098,808
Operating income (loss) before income taxes	44,970,243	12,370,568	(359,686)	56,981,125
Realized investment gains	2,933,217	78,175	-	3,011,392
Income (loss) before income taxes	47,903,460	12,448,743	(359,686)	59,992,517
Income tax expense (benefit):
Current	16,001,994	3,521,139	(124,995)	19,398,138
Deferred	(1,190,691)	(267,779)	-	(1,458,470)
	14,811,303	3,253,360	(124,995)	17,939,668
Net income (loss)	$ 33,092,157	$ 9,195,383	$ (234,691)	$ 42,052,849
Average shares outstanding				13,703,746
Per Share Data:
Net income (loss) per share - basic and diluted	$ 2.42	$ 0.67	$ (0.02)	$ 3.07
Decrease in provision for insured
events of prior years (after tax)	$ 1.52	$ 0.31	$ -	$ 1.83
Catastrophe and storm losses (after tax)	$ (0.60)	$ (0.01)	$ -	$ (0.61)
Dividends per share				$ 0.48
Book value per share				$ 21.83
Effective tax rate				29.9%
Net income as a percent of beg. SH equity				21.4%
Other Information of Interest:
Written Premium	$ 253,681,059	$ 44,941,951	$ -	$ 298,623,010
Decrease in provision for
insured events of prior years	$ (31,838,491)	$ (6,640,127)	$ -	$ (38,478,618)
Catastrophe and storm losses	$ 12,678,857	$ 256,326	$ -	$ 12,935,183
GAAP Combined Ratio:
Loss ratio	54.1%	69.7%	-	56.9%
Expense ratio	37.3%	23.1%	-	34.7%
	91.4%	92.8%	-	91.6%

	Property and
	Casualty		Parent
Nine Months Ended September 30, 2005	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 240,705,969	$ 68,204,599	$ -	$ 308,910,568
Investment income, net	21,548,347	7,966,786	190,332	29,705,465
Other income	393,692	-	-	393,692
	262,648,008	76,171,385	190,332	339,009,725
Losses and expenses:
Losses and settlement expenses	159,948,086	46,029,336	-	205,977,422
Dividends to policyholders	4,756,749	-	-	4,756,749
Amortization of deferred policy acquisition costs	53,704,211	14,053,073	-	67,757,284
Other underwriting expenses	24,206,788	4,823,565	-	29,030,353
Interest expense	579,375	254,925	-	834,300
Other expenses	610,332	-	644,020	1,254,352
	243,805,541	65,160,899	644,020	309,610,460
Operating income (loss) before income taxes	18,842,467	11,010,486	(453,688)	29,399,265
Realized investment gains (losses)	2,797,636	(51,008)	-	2,746,628
Income (loss) before income taxes	21,640,103	10,959,478	(453,688)	32,145,893
Income tax expense (benefit):
Current	8,137,913	2,909,673	(178,637)	10,868,949
Deferred	(2,528,953)	(205,064)	18,986	(2,715,031)
	5,608,960	2,704,609	(159,651)	8,153,918
Net income (loss)	$ 16,031,143	$ 8,254,869	$ (294,037)	$ 23,991,975
Average shares outstanding				13,598,955
Per Share Data:
Net income (loss) per share - basic and diluted	$ 1.17	$ 0.61	$ (0.02)	$ 1.76
Decrease in provision for
insured events of prior years (after tax)	$ 0.43	$ -	$ -	$ 0.43
Catastrophe and storm losses (after tax)	$ (0.91)	$ (0.19)	$ -	$ (1.10)
Dividends per share				$ 0.45
Book value per share				$ 18.07
Effective tax rate				25.4%
Net income as a percent of beg. SH equity				14.0%
Other Information of Interest:
Written Premium	$ 285,981,321	$ 66,899,913	$ -	$ 352,881,234
Decrease in provision for
insured events of prior years	$ (8,875,923)	$ (72,467)	$ -	$ (8,948,390)
Catastrophe and storm losses	$ 19,122,482	$ 3,885,723	$ -	$ 23,008,205
GAAP Combined Ratio:
Loss ratio	66.4%	67.5%	-	66.7%
Expense ratio	34.4%	27.7%	-	32.9%
	100.8%	95.2%	-	99.6%

CONSOLIDATED BALANCE SHEETS – UNAUDITED

	September 30,	December 31,
	2006	2005
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost
(fair value $5,805,809 and $18,287,704)	$ 5,695,970	$ 17,927,478
Securities available-for-sale, at fair value
(amortized cost $707,695,887 and $740,845,145)	718,800,670	753,399,943
Fixed maturity securities on loan:
Securities held-to-maturity, at amortized cost
(fair value $0 and $1,891,504)	-	1,866,928
Securities available-for-sale, at fair value
(amortized cost $74,223,300 and $41,922,225)	73,659,615	41,656,150
Equity securities available-for-sale, at fair value
(cost $72,170,532 and $66,115,755)	101,797,870	93,343,172
Other long-term investments, at cost	2,225,475	4,269,566
Short-term investments, at cost	54,989,851	37,345,456
Total investments	957,169,451	949,808,693

Balances resulting from related party transactions with
Employers Mutual:
Reinsurance receivables	39,007,606	46,372,087
Prepaid reinsurance premiums	5,509,531	4,846,084
Deferred policy acquisition costs	36,229,151	34,106,217
Defined benefit retirement plan, prepaid asset	3,887,091	5,633,370
Other assets	3,312,739	2,281,025
Indebtedness of related party	22,394,234	-

Cash	186,850	333,048
Accrued investment income	11,528,137	10,933,046
Accounts receivable (net of allowance for uncollectible
accounts of $0 and $0)	262,687	211,595
Income taxes recoverable	-	-
Deferred income taxes	14,739,535	13,509,369
Goodwill, at cost less accumulated amortization
of $2,616,234 and $2,616,234	941,586	941,586
Securities lending collateral	75,766,743	44,705,501
Total assets	$ 1,170,935,341	$ 1,113,681,621

	September 30,	December 31,
	2006	2005
LIABILITIES
Balances resulting from related party transactions with
Employers Mutual:
Losses and settlement expenses	$ 538,608,680	$ 544,051,061
Unearned premiums	171,244,923	160,693,288
Other policyholders' funds	6,910,301	5,359,116
Surplus notes payable	36,000,000	36,000,000
Indebtedness to related party	-	19,899,329
Employee retirement plans	14,984,145	13,681,388
Other liabilities	20,786,161	21,764,259

Income taxes payable	6,837,492	5,644,516
Securities lending obligation	75,766,743	44,705,501
Total liabilities	871,138,445	851,798,458

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000
shares; issued and outstanding, 13,733,984
shares in 2006 and 13,642,705 shares in 2005	13,733,984	13,642,705
Additional paid-in capital	106,728,775	104,800,407
Accumulated other comprehensive income	25,894,031	25,470,039
Retained earnings	153,440,106	117,970,012
Total stockholders' equity	299,796,896	261,883,163
Total liabilities and stockholders' equity	$ 1,170,935,341	$ 1,113,681,621

The Company had total cash and invested assets with a carrying value of $957.4 million and $950.1 million as of September 30, 2006 and December 31,2005, respectively. The following table summarizes the Company’s cash and invested assets as of the dates indicated:

	September 30, 2006
			Percent of
	Amortized	Fair	Total at	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$ 5,696	$ 5,806	0.6%	$ 5,696
Fixed maturity securities available-for-sale	781,919	792,460	82.8%	792,460
Equity securities available-for-sale	72,171	101,798	10.6%	101,798
Cash	187	187	-	187
Short-term investments	54,990	54,990	5.8%	54,990
Other long-term investments	2,225	2,225	0.2%	2,225
	$ 917,188	$ 957,466	100.0%	$ 957,356

	December 31, 2005
			Percent of
	Amortized	Fair	Total at	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$ 19,794	$ 20,179	2.1%	$ 19,794
Fixed maturity securities available-for-sale	782,767	795,056	83.6%	795,056
Equity securities available-for-sale	66,116	93,343	9.8%	93,343
Cash	333	333	-	333
Short-term investments	37,346	37,346	4.0%	37,346
Other long-term investments	4,270	4,270	0.5%	4,270
	$ 910,626	$ 950,527	100.0%	$ 950,142

The amortized cost and estimated fair values of fixed maturity and equity securities at September 30, 2006 were as follows:

Held-to-Maturity
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
U.S. treasury securities and obligations of
U.S. government corporations and agencies	$ 4,997	$ 67	$ -	$ 5,064
Mortgage-backed securities	699	43	-	742
Total securities held-to-maturity	$ 5,696	$ 110	$ -	$ 5,806

	Available-for-Sale
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
U.S. treasury securities and obligations of
U.S. government corporations and agencies	$ 401,009	$ 279	$ 4,553	$ 396,735
Obligations of states and political subdivisions	249,312	10,561	7	259,866
Mortgage-backed securities	18,724	939	75	19,588
Public utility securities	6,003	297	-	6,300
Debt securities issued by foreign governments	6,940	77	25	6,992
Corporate securities	99,931	3,642	594	102,979
Total fixed maturity securities	781,919	15,795	5,254	792,460

Common stocks	66,671	29,767	284	96,154
Non-redeemable preferred stocks	5,500	144	-	5,644
Total equity securities	72,171	29,911	284	101,798
Total securities available-for-sale	$ 854,090	$ 45,706	$ 5,538	$ 894,258

NET WRITTEN PREMIUMS

	Three Months Ended		Nine Months Ended
	September 30, 2006		September 30, 2006
		Percent of		Percent of
		Increase/		Increase/
	Percent of	(Decrease) in	Percent of	(Decrease) in
	Net Written	Net Written	Net Written	Net Written
	Premiums	Premiums	Premiums	Premiums
Property and Casualty Insurance (1)
Commercial Lines:
Automobile	17.8%	(0.4)%	18.8%	(1.5)%
Liability	18.3%	3.0%	18.5%	3.0%
Property	18.0%	4.8%	16.3%	0.4%
Workers' Compensation	19.4%	3.3%	16.4%	0.2%
Other	2.3%	11.9%	2.2%	14.7%
Total	75.8%	2.9%	72.2%	0.9%

Personal Lines:
Automobile	5.4%	(12.1)%	6.2%	(15.0)%
Property	5.3%	(6.0)%	5.4%	(7.4)%
Liability	0.2%	3.2%	0.2%	2.2%
Total	10.9%	(9.0)%	11.8%	(11.5)%

Reinsurance (2)	13.3%	(37.6)%	16.0%	(27.7)%
Total	100.0%		100.0%

(1)	Excludes $29,630,612 portfolio adjustment related to the January 1, 2005 change in the Company’s aggregate participation in the pooling agreement.
(2)	Excludes $3,440,024 negative portfolio adjustment related to the January 1, 2006 reduced participation in the MRB pool.